Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-198569, No. 333-196994, and No. 333-200394) on Form S-3 of Marathon Patent Group, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 30, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

SingerLewak LLP

/S/ SingerLewak LLP
Los Angeles, California
March 30, 2016